Exhibit 3.220

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “NORTHWEST HOSPITAL, LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE NINTH DAY OF NOVEMBER, A.D. 1998, AT 9 O’CLOCK A.M.

CERTIFICATE OF MERGER, FILED THE TWENTY-SECOND DAY OF APRIL, A.D. 1999, AT 2:15 O’CLOCK P.M.

CERTIFICATE OF MERGER, FILED THE SEVENTH DAY OF MAY, A.D. 1999, AT 3:30 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “NORTHWEST HOSPITAL, LLC”.

2964436 8100H 111141959	/s/ Jeffrey W. Bullock Jeffrey W. Bullock, Secretary of State AUTHENTICATION: 9120094 DATE: 10–27–11

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 11/09/1998 981430506 – 2964436

CERTIFICATE OF FORMATION

OF

NORTHWEST HOSPITAL, LLC

Under Section 18-201 of the

Delaware Limited Liability Company Act

FIRST: The name of the limited liability company is Northwest Hospital, LLC (the “Company”).

SECOND: The address of the registered office of the Company in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805.

THIRD: The name and address of the Company’s registered agent for service of process is Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of October 30, 1998.

By:	/s/ John M. Franck II
	Name:	John M. Franck II
	Title:	Authorized Person

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 02:15 PM 04/22/1999
991159297 – 2964436

CERTIFICATE OF MERGER

OF

HOSPITAL CORPORATION OF NORTHWEST, INC.

INTO

NORTHWEST HOSPITAL, LLC

Pursuant to Section 18-209 of the

Delaware Limited Liability Company Act

The undersigned limited liability company and corporation DO HEREBY CERTIFY:

FIRST: The name and the state of formation or organization of each of the constituent entities to the merger are as follows:

Name	State of Formation or Organization

Northwest Hospital, LLC (the “LLC”)	Delaware

Hospital Corporation of Northwest, Inc. (the “Company”)	Arizona

SECOND: An Agreement and Plan of Merger between the constituent entities to the merger (the “Merger Agreement”) has been approved and executed by each of the constituent entities to the merger.

THIRD: The Company shall be merged with and into the LLC, with the LLC being the surviving entity (the “Surviving Entity”) in the merger, and the name of the Surviving Entity shall be Northwest Hospital, LLC.

FOURTH: The Certificate of Formation of the LLC at the effective time of the merger shall be the Certificate of Formation of the Surviving Entity.

FIFTH: The executed Merger Agreement is on file at the principal place of business of the Surviving Entity. The address of the Surviving Entity is One Park Plaza, Nashville, Tennessee 37203.

SIXTH: A copy of the Merger Agreement will be furnished by the Surviving Entity, on request and without cost, to any shareholder or member, as the case may be, of the constituent entities.

SEVENTH: This Certificate of Merger shall be effective on April 22, 1999.

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IN WITNESS WHEREOF, this Certificate of Merger has been executed on this 21st day of April, 1999.

NORTHWEST HOSPITAL, LLC

By:	/s/ John M. Franck II
Name: John M. Franck II
Title: Manager

HOSPITAL CORPORATION OF NORTHWEST, INC.

By:	/s/ R. Milton Johnson
Name: R. Milton Johnson
Title: Vice President

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STATE OF DELAWARE

SECRETARY OF STATE

DIVISION OF CORPORATIONS

FILED 03:30 PM 05/07/1999

991183253 - 2964436

CERTIFICATE OF MERGER

OF

HDP NORTHWEST, LLC,

NORTHWEST REAL ESTATE, LLC

AND

NORTHWEST AMDECO, LLC

INTO

NORTHWEST HOSPITAL, LLC

Pursuant to Section 18-209 of the

Delaware Limited Liability Company Act

The undersigned limited liability company DOES HEREBY CERTIFY:

FIRST: The name and the state of formation or organization of each of the constituent entities to the merger are as follows:

Name	State of Formation or Organization

Northwest Hospital, LLC (“LLC 1”)	Delaware

HDP Northwest, LLC (“LLC 2”)	Delaware

Northwest Real Estate, LLC (“LLC 3”)	Delaware

Northwest Amdeco, LLC (“LLC 4”)	Delaware

SECOND: An Agreement and Plan of Merger among the constituent entities to the merger (the “Merger Agreement”) has been approved and executed by each of the constituent entities in the merger.

THIRD: Each of LLC 2, LLC 3 and LLC 4 shall be merged with and into LLC 1, with LLC 1 being the surviving entity (the “Surviving Entity”) in the merger, and the name of the Surviving Entity shall be Northwest Hospital, LLC.

FOURTH: The Certificate of Formation of LLC 1 at the effective date of the merger shall be the Certificate of Formation of the Surviving Entity.

FIFTH: The executed Merger Agreement is on file at the principal place of business of the Surviving Entity. The address of the Surviving Entity is One Park Plaza, Nashville, Tennessee 37203.

SIXTH: A copy of the Merger Agreement will be furnished by the Surviving Entity, on request and without cost, to any member of the constituent entities.

SEVENTH: This Certificate of Merger shall be effective on May 7, 1999.

IN WITNESS WHEREOF, this Certificate of Merger has been executed on this 6th day of May, 1999.

NORTHWEST HOSPITAL, LLC

By:	/s/ Ronald Lee Grubbs, Jr.
Ronald Lee Grubbs, Jr.
Vice President

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